Exhibit (14)




                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
  Meyers Pride Value Fund:


We consent to use of our report dated July 18, 2001 for the Meyers Pride Value Fund incorporated by reference herein, and to the references to our firm under the headings "Financial Statements and Experts" in the Combined Prospectus/Proxy Statement included herein, "Financial Highlights" in the Prospectus dated September 28, 2000 incorporated by reference herein, and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information dated September 28, 2000 incorporated by reference herein.



KPMG LLP

Columbus, Ohio
August 8, 2001